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EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        Cawley, Gillespie & Associates, Inc., hereby consents to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our summary report dated March 1, 2016 included in the Annual Report on Form 10-K of Midstates Petroleum Company, Inc. for the fiscal year ended December 31, 2015, as well as in the notes to the financial statements included therein. We hereby further consent to the incorporation by reference of the references to our firm, in the context in which they appear, and to our summary report dated March 1, 2016, into Midstates Petroleum Company, Inc.'s previously filed Registration Statement No. 333-189499 on Form S-3 and Registration Statement No. 333-180854 and 333-196294 on Form S-8.

By:	/s/ J. ZANE MEEKINS
	Name:	J. Zane Meekins
	Title:	Executive Vice President

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693
Fort Worth, Texas
March 30, 2016

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  EXHIBIT 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS